Exhibit 99.1

Contacts:
David E. Robinson, Vice President, Investor Relations
423-989-7045
FOR IMMEDIATE RELEASE
KING PHARMACEUTICALS REPORTS
FIRST-QUARTER 2009 FINANCIAL RESULTS
HIGHLIGHTED BY COMPLETION OF ALPHARMA INTEGRATION
AND PROGRESS TOWARDS EMBEDA™ APPROVAL
BRISTOL, TENNESSEE, May 11, 2009 — King Pharmaceuticals, Inc. (NYSE:KG) announced today that total revenues were $429 million during the first quarter ended March 31, 2009, compared to $432 million in the first quarter of 2008. The Company reported a net loss of $11 million and a diluted loss per share of $0.04 during the first quarter of 2009, compared to net earnings of $86 million and diluted earnings per share of $0.35 in the first quarter of the prior year. Excluding certain recurring non-GAAP adjustments and special items, adjusted net earnings equaled $64 million and adjusted diluted earnings per share equaled $0.26 during the first quarter ended March 31, 2009, compared to adjusted net earnings of $124 million and adjusted diluted earnings per share of $0.51 in the first quarter of 2008.
Similar to its financial reporting in prior years, King reports financial results determined in accordance with Generally Accepted Accounting Principles (“GAAP”) and adjusted financial results. However, beginning with the first quarter of 2009, King’s adjusted financial results will exclude the amortization of intangible assets and non-cash imputed interest expense associated with the Company’s $400 million 1 1/4% Convertible Senior Notes, as well as special items. For more information, see the “About Adjusted Financial Results” paragraph below.
Brian A. Markison, Chairman, President and Chief Executive Officer of King, stated, “During the first quarter, we moved closer to an approval of the New Drug Application (NDA) for EMBEDA™, our long-acting morphine formulation that is designed to deter common forms of misuse and abuse. Specifically, the Company received feedback from the U.S. Food and Drug Administration (FDA) regarding a Risk Evaluation and Mitigation Strategy (REMS) for EMBEDA™, and we are in discussions with the agency. We remain confident that EMBEDA™ will be approved in the near future.”
Mr. Markison continued, “During the first quarter, King assumed full control from Pain Therapeutics, Inc. of all activities related to the development of REMOXY®, a long-acting oxycodone formulation. As a result of the transition, we have set a new date with the FDA to discuss our planned responses to the previously received Complete Response Letter. We now expect this meeting to occur in the first half of July. We are also eagerly anticipating the approaching June 30, 2009 PDUFA date for the FDA’s review of the NDA for ACUROX® Tablets, a short-acting oxycodone product that we are developing with Acura Pharmaceuticals. We remain excited about our extensive pipeline and the potential of our novel opioid medicines in development that are designed to reduce the risk of misuse and abuse commonly associated with existing medicines.”
Joseph Squicciarino, King’s Chief Financial Officer, stated, “During the first quarter, we substantially completed our integration initiatives associated with our December 2008 acquisition of Alpharma Inc. Additionally, we repaid a total of $48 million of principal on the long-term debt we incurred in connection with the acquisition, $33 million in excess of that required by our repayment schedule. During the remainder of 2009, we expect strong cash flow from operations which will continue to allow us to aggressively pay down our long-term debt, advance our pipeline and explore business development opportunities consistent with our strategy for growth.”
As of March 31, 2009, the Company’s cash and cash equivalents totaled approximately $437 million. During the first quarter of 2009, the Company generated cash flow from operations of approximately $17 million.
Net revenue from branded pharmaceuticals totaled $278 million for the first quarter of 2009, compared to $369 million during the first quarter of 2008. The decrease in revenues was primarily due to the market entry of generic substitutes for ALTACE® (ramipril) in December 2007.
Net sales of SKELAXIN® (metaxalone) totaled $101 million during the first quarter of 2009, compared to $116 million during the same period of the prior year.
THROMBIN-JMI® (thrombin, topical, bovine, USP) net sales totaled $47 million during the first quarter of 2009, compared to $67 million during the first quarter of 2008.
Net sales of AVINZA® (morphine sulfate extended release) totaled $39 million during the first quarter of 2009, compared to $32 million during the first quarter of 2008.
Net sales of FLECTOR® PATCH (diclofenac epolamine topical patch) 1.3% totaled $17 million during the first quarter of 2009. The Company added FLECTOR® PATCH as a result of its acquisition of Alpharma on December 29, 2008. As previously reported, the wholesale inventory level of FLECTOR® PATCH exceeded King’s normal level as of the end of the fourth quarter of 2008. In the first quarter of 2009, King reduced these inventories to a level consistent with its other promoted products. Accordingly, first quarter 2009 FLECTOR® PATCH net sales were lower than prescription demand. The Company anticipates that net sales of this product should more closely reflect prescription demand beginning in the second quarter of 2009.
LEVOXYL® (levothyroxine sodium tablets, USP) net sales totaled $20 million during the first quarter ended March 31, 2009, compared to $16 million during the first quarter of 2008.

ALTACE® net sales totaled $10 million during the first quarter of 2009, compared to $80 million during the first quarter of 2008.
Revenues from the Animal Health business were $80 million for the first quarter ended March 31, 2009. The Company added the Animal Health business as a result of its acquisition of Alpharma.
King’s Meridian Auto-Injector business contributed revenue totaling $57 million during the first quarter of 2009, compared to $43 million during the first quarter of 2008.
Royalty revenues, derived primarily from ADENOSCAN® (adenosine), totaled $15 million during the first quarter of 2009.
Webcast Information
King will conduct a webcast today which may include discussion of the Company’s marketed products, pipeline, strategy for growth, financial results and expectations, and other matters relating to its business. Interested persons may listen to the webcast on Monday, May 11, 2009, at 1:00 p.m. ET, by clicking the following link to register and then joining the live event with the same URL:
http://www.kingpharm.com/web_casts.asp
If you are unable to participate during the live event, the webcast will be archived on King’s web site at the same link for not less than 30 days after the webcast.
About Adjusted Financial Results
In addition to financial results determined in accordance with Generally Accepted Accounting Principles (“GAAP”), King provides adjusted net earnings and adjusted diluted earnings per share results. These non-GAAP financial measures exclude the effect of amortization of intangible assets and non-cash imputed interest expense associated with the Company’s $400 million 1 1/4% Convertible Senior Notes, as well as special items. Special items are those particular material income or expense items that King considers to be unrelated to the Company’s ongoing, underlying business, non-recurring, or not generally predictable, and include, but are not limited to, merger and restructuring expenses; non-capitalized expenses associated with acquisitions, such as in-process research and development charges and inventory valuation adjustment charges; charges resulting from the early extinguishment of debt; asset impairment charges; expenses of drug recalls; and gains and losses resulting from the divestiture of assets. King believes that providing adjusted financial results enhances the analysis of the Company’s ongoing, underlying business and the analysis of the Company’s financial results when comparing those results to that of a previous or subsequent like period. However, it should be noted that the determination of whether to exclude an item from adjusted financial results involves judgments by King’s management. A reconciliation of adjusted financial results and King’s reported financial results determined in accordance with GAAP is provided below.

About King Pharmaceuticals, Inc.
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products and technologies that complement the Company’s focus in specialty-driven markets, particularly neuroscience and hospital. King is also a leader in the development, registration, manufacture and marketing of pharmaceutical products for food producing animals.
Forward-looking Statements
This release contains forward-looking statements which reflect management’s current views of future events and operations, including, but not limited to, statements pertaining to the Company’s expectations regarding the FDA approval of EMBEDA™; statements relating to the Company’s plan to discuss the Complete Response Letter with the FDA; statements pertaining to the potential of the Company’s novel opioid medicines in development; statements pertaining to the Company’s expectations for and uses of cash flow from operations for the remainder of 2009; statements pertaining to net sales of FLECTOR® PATCH; and statements pertaining to King’s planned webcast to discuss its first-quarter 2009 results. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include dependence on the future level of demand for and net sales of King’s products; dependence on King’s ability to successfully market its products; dependence on King’s ability to successfully integrate its acquisitions; dependence on the Company’s ability to continue to advance the development of its pipeline products as planned; dependence on the high cost and uncertainty of research, clinical trials, and other development activities involving products in which King has an interest; dependence on the unpredictability of the duration and results of the FDA’s review of Investigational New Drug applications (“IND”), NDAs, and Abbreviated New Drug Applications (“ANDA”) and/or the review of other regulatory agencies worldwide that relate to those projects; dependence on the availability and cost of raw materials; dependence on no material interruptions in supply by contract manufacturers of King’s products; dependence on the potential effect on sales of the Company’s existing products as a result of the potential development and approval of a generic substitute for any such product or other new competitive products; dependence on the potential effect of future acquisitions and other transactions pursuant to the Company’s growth strategy; dependence on King’s compliance with FDA and other government regulations that relate to the Company’s business; dependence on King’s ability to conduct its webcast as currently planned on May 11, 2009; dependence on changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; changes in competition; unexpected changes in technologies and technological advances; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of King’s Form 10-K for the year ended December 31, 2008, which is on file with the U.S. Securities and Exchange Commission. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.
EXECUTIVE OFFICES
KING PHARMACEUTICALS, INC.
501 FIFTH STREET, BRISTOL, TENNESSEE 37620

KING PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$436,793	$940,212
Investments in debt securities	13,682	6,441
Marketable securities	624	511
Accounts receivable, net	227,710	245,070
Inventories	256,106	258,303
Deferred income tax assets	144,455	89,513
Income tax receivable	4,074	—
Prepaid expenses and other current assets	128,479	129,214

Total current assets	1,211,923	1,669,264

Property, plant and equipment, net	410,489	417,259
Intangible assets, net	896,699	934,219
Goodwill	415,095	450,548
Deferred income tax assets	252,735	267,749
Investments in debt securities	334,049	353,848
Other assets	116,296	122,826
Assets held for sale	7,900	11,500

Total assets	$3,645,186	$4,227,213

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$97,286	$140,908
Accrued expenses	316,603	411,488
Income taxes payable	—	10,448
Short-term debt	5,149	5,230
Current portion of long-term debt	51,349	439,047

Total current liabilities	470,387	1,007,121

Long-term debt	837,989	877,638
Other liabilities	117,638	110,022

Total liabilities	1,426,014	1,994,781

Commitments and contingencies
Shareholders’ equity:
Common shares no par value, 600,000,000 shares authorized, 247,813,821 and 246,487,232 shares issued and outstanding, respectively	1,395,111	1,389,698
Retained earnings	860,299	871,021
Accumulated other comprehensive (loss) income	(36,238)	(28,287)

Total shareholders’ equity	2,219,172	2,232,432

Total liabilities and shareholders’ equity	$3,645,186	$4,227,213

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KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
REVENUES:
Total revenues	$429,057	$432,033

OPERATING COSTS AND EXPENSES:
Cost of revenues , exclusive of depreciation and amortization shown below	129,414	91,461
Acquisition related inventory step up	21,525	—

Total cost of revenues	150,939	91,461

Selling, general and administrative, exclusive of co-promotion fees	137,136	109,041
Acquisition related costs	3,789	—
Special legal and professional fees	—	2,860
Co-promotion fees	1,398	17,957

Total selling, general, and administrative expense	142,323	129,858

Depreciation	14,199	8,316
Intangible amortization	38,178	50,927
Accelerated depreciation	972	623
Research and development	27,256	28,508
Restructuring charges	48,050	1,059

Total operating costs and expenses	421,917	310,752

OPERATING INCOME	7,140	121,281
OTHER (EXPENSE) INCOME:
Interest expense	(18,749)	(923)
Noncash convertible debt interest expense	(4,354)	(4,057)
Interest income	2,788	13,629
Loss on investment	(823)	—
Other, net	(2,779)	(704)

Total other (expense) income	(23,917)	7,945

(LOSS) INCOME BEFORE INCOME TAXES	(16,777)	129,226
Income tax (benefit) expense	(6,055)	43,670

NET (LOSS) INCOME	$(10,722)	$85,556

Basic net (loss) income per common share	$(0.04)	$0.35

Diluted net (loss) income per common share	$(0.04)	$0.35

Shares used in basic net (loss) income per share	243,889	243,290
Shares used in diluted net (loss) income per share	243,889	244,689
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KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING NON-GAAP MEASURES
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
REVENUES:
Total revenues	$429,057	$432,033

OPERATING COSTS AND EXPENSES:
Cost of revenues , exclusive of depreciation shown below	129,414	91,461

Selling, general and administrative, exclusive of co-promotion fees	137,136	109,041
Co-promotion fees	1,398	17,957

Total selling, general, and administrative expense	138,534	126,998

Depreciation	14,199	8,316
Research and development	27,256	28,508

Total operating costs and expenses	309,403	255,283

OPERATING INCOME	119,654	176,750
OTHER (EXPENSE) INCOME:
Interest expense	(18,749)	(923)
Interest income	2,788	13,629
Other, net	(2,779)	(704)

Total other (expense) income	(18,740)	12,002

INCOME BEFORE INCOME TAXES	100,914	188,752
Income tax expense	36,902	65,100

NET INCOME	$64,012	$123,652

Basic net income per common share	$0.26	$0.51

Diluted net income per common share	$0.26	$0.51

Shares used in basic net income per share	243,889	243,290
Shares used in diluted net income per share	246,637	244,689
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KING PHARMACEUTICALS, INC.
RECONCILIATION OF NON-GAAP MEASURES
(in thousands, except per share data)
(Unaudited)
The following tables reconcile Non-GAAP measures to amounts reported under GAAP:

	Three Months Ended March 31, 2009
		EPS

Net income, excluding non-GAAP measures	$64,012
Diluted income per common share, excluding non-GAAP measures		$0.26
NON-GAAP MEASURES:
Acquisition related inventory step up (cost of revenues)	(21,525)	(0.09)
Intangible amortization (other operating costs and expenses)	(38,178)	(0.16)
Accelerated depreciation (other operating costs and expenses)	(972)	(0.00)
Acquisition related costs (selling, general, and administrative)	(3,789)	(0.02)
Restructuring charges (other operating costs and expenses)	(48,050)	(0.19)
Noncash convertible debt interest expense (other (expense) income)	(4,354)	(0.02)
Loss on investment (other (expense) income)	(823)	(0.00)

Total non-GAAP measures	(117,691)	(0.48)
Income tax benefit from non-GAAP measures	42,957	0.18

Net loss	$(10,722)

Diluted loss per common share, as reported under GAAP		$(0.04)

	Three Months Ended March 31, 2008
		EPS

Net income, excluding non-GAAP measures	$123,652
Diluted income per common share, excluding non-GAAP measures		$0.51
NON-GAAP MEASURES:
Special legal and professional fees (selling, general, and administrative)	(2,860)	(0.01)
Intangible amortization (other operating costs and expenses)	(50,927)	(0.21)
Accelerated depreciation (other operating costs and expenses)	(623)	(0.00)
Restructuring charges (other operating costs and expenses)	(1,059)	(0.01)
Noncash convertible debt interest expense (other (expense) income)	(4,057)	(0.02)

Total non-GAAP measures before income taxes	(59,526)	(0.25)
Income tax benefit from non-GAAP measures	21,430	0.09

Net income	$85,556

Diluted income per common share, as reported under GAAP		$0.35